Exhibit 99.1

STEEL PARTNERS HOLDINGS L.P. AND COSINE COMMUNICATIONS, INC. ANNOUNCE THE CLOSE OF THE TENDER OFFER OF CEDAR 2015 LIMITED FOR THE SHARES OF API GROUP PLC

NEW YORK, NY and LOS GATOS, CA, March 25, 2015 -- Steel Partners Holdings L.P. (NYSE: SPLP) ("SPLP") and CoSine Communications (Other OTC: COSN) today announced that the cash tender offer by Cedar 2015 Limited (“Cedar”), an indirect United Kingdom (“UK”) subsidiary of SPLP and a wholly-owned subsidiary of CoSine, to acquire all of the issued and to be issued ordinary shares of API Group plc (LN:API) not already owned by Cedar for 60 pence per share (the “Offer”) closed at 1:00 pm London time on March 19, 2015.

The terms of the Offer were initially announced by Cedar on January 22, 2015.  As of the close of the Offer on March 19, 2015, Cedar’s own holdings of shares of API, when combined with tendered API shares, exceeded a total of over 97% of the entire existing issued share capital in API.  As Cedar has received acceptances of the Offer in excess of 90% of the API shares to which the Offer related, including the respective voting rights thereof, Cedar intends to exercise its rights in accordance with applicable UK law to acquire compulsorily any remaining API shares to which the Offer relates on the same terms as the Offer. Cedar expects this compulsory acquisition process to be completed about mid-May 2015.

On March 16, 2015, Cedar, having then received sufficient acceptances under the Offer when combined with Cedar’s own holdings of shares of API to assure that Cedar would hold at least in excess of 75% of the voting rights of API, had formally requested that API cancel its admission to trading on the AiM market of the London Stock Exchange. In accordance with the AiM rules, it is anticipated that such cancellation will take effect no earlier than 20 business days from the date of such request.

About Steel Partners Holdings L.P.

SPLP is a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests. It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking, food products and services, oilfield services, sports, training, education, and the entertainment and lifestyle industries.

About CoSine Communications, Inc.

CoSine's Certificate of Incorporation limits the ability of any group or person to acquire 5% or more of CoSine's common stock (subject to certain exceptions as provided in the Certificate of Incorporation).

CoSine's common stock is currently traded in the OTC Pink marketplace under the symbol COSN.PK and its website is www.cosinecom.com

About API Group plc

API is a manufacturer and distributor of foils, films and laminates used to enhance the visual appeal of products and packaging, serving industrial markets in Europe, North America and Australasia from production operations in the UK and US. Head-quartered in Poynton, North West England, API's global operations employ more than 550 people in 15 locations.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's and CoSine’s current expectations and projections about their respective future results, performance, prospects and opportunities. Forward-looking statements are based on information currently available to the SPLP and CoSine and are subject to a number of risks, uncertainties and other factors that could cause their respective actual results, performance, prospects or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's and CoSine’s respective subsidiaries need for additional financing and the terms and conditions of any financing that is consummated, their respective customers' acceptance of their new and existing products, the risk that SPLP, CoSine and their respective subsidiaries will not be able to compete successfully, and the possible volatility of SPLP’s unit price, CoSine’s stock price and the potential fluctuation in their respective operating results. Although SPLP and CoSine believe that the expectations reflected in their respective forward-looking statements are reasonable and achievable, any such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with the forward-looking statements. SPLP investors should read carefully the factors described in the “Risk Factors” section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2014 for information regarding risk factors that could affect SPLP’s results. The statements contained in this press release are made as at the date of this press release, unless some other time is specified in relation to them, and issuance of this press release shall not give rise to any implication that there has been no change in the facts set out in this press release since such date.  Except as otherwise required by federal securities laws, SPLP and CoSine undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For additional information contact:

Steel Partners Holdings GP Inc.
James F. McCabe, Jr., Chief Financial Officer
(212) 520-2300
jmccabe@steelpartners.com

CoSine Communications, Inc.
Terry R. Gibson, Chief Financial Officer
(408) 399-6494
E-mail: Terry.Gibson@spcorpservices.com